EMPLOYMENT AGREEMENT

This sets forth an amendment and restatement of the Employment Agreement made effective as of January 1, 1997 between (i) COMMUNITY BANK SYSTEM, INC., a Delaware corporation and registered bank holding company, and COMMUNITY BANK, N.A., a national banking association, both having offices located in Dewitt, New York (collectively, the "Employer"), and (ii) SANFORD A. BELDEN, an individual currently residing at 9 Lynacres Boulevard, Fayetteville, New York ("Employee"). This amended and restated agreement supersedes the original version of this agreement dated January 1, 1997 and supersedes the employment agreement between the parties, effective as of January 1, 1995, which provided for employment for a term ending on December 31, 1997. This amended and restated Agreement is effective as of October 31, 1999.

                               W I T N E S S E T H

     IN CONSIDERATION of the promises and mutual agreements and covenants contained herein, and other good and valuable consideration, the parties agree as follows:

1.    Employment.
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     (a) Term.  Employer shall continue to employ  Employee,  and Employee shall continue to serve, as Director, President and Chief Executive Officer of Employer for a six year term commencing on January 1, 1997 and ending on December 31, 2002 ("Period of Employment"), subject to termination as provided in paragraph 3 hereof.

     (b) Salary. During the period of January 1, 1997 through December 31, 1997, Employer shall pay Employee base salary at an annual rate of $300,000 ("Base Salary"). Employee's Base Salary for the period January 1, 1998 through December 31, 1998 shall be $350,000. Employee's Base Salary for the period January 1, 1999 through December 31, 1999 shall be $400,000. Employee's Base Salary for the period January 1, 2000 through December 31, 2000 shall be $450,000. Beginning July 1, 2000, negotiations will reopen to determine base salary for the final two years of the contract. Employee's Base Salary is payable in accordance with Employer's regular payroll practices for executive employees.

     (c) Salary Increase Adjustments. A fiscal year in which Employer's reportable Return on Average Assets ("ROAA") is less than 1.0%, exclusive of non-recurring charges (as determined in accordance with generally accepted accounting principles by the independent accounting firm then employed by Employer to prepare Employer's audited financial statements), which charges shall be discounted from the ROAA calculation, under this paragraph l(c), shall be considered an "Adjustment Year." Employer may renegotiate the scheduled increase in Employee's Base Salary under Paragraph l(b) of this Agreement, for the one year period following an Adjustment Year.

     (d) Incentive Compensation. Employee shall be entitled to annual incentive compensation opportunities pursuant to the terms of the Management Incentive Plan which has been approved by the Board of Directors of Employer to cover key personnel of Employer. Upon termination of Employee's employment pursuant to subparagraph 3(a), 3(b), 3(c) or 6, Employee shall be entitled to a pro rata portion (based on Employee's complete months of active employment in the applicable year) of the annual incentive award that is payable with respect to the year during which the termination occurs or, in the case of a termination upon Employee's disability pursuant to subparagraph 3(c), the date the Disability Period began.

     (e) Renegotiations. If Employee and Employer cannot agree on Employee's Base Salary and incentive award for employment after December 31, 2000, then Employee shall be entitled to be paid Base Salary and incentive award equal to the Base Salary and incentive award paid in 2000 through the balance of the contract at December 31, 2002. Beginning January 1, 2002 (12 months before the end of the Period of Employment), Employee and Employer shall commence good faith negotiations, to be completed by June 30, 2002, for Employee's continued employment by Employer after the end of the Period of Employment.

     2. Duties during the Period of Employment. Employee shall have full responsibility, subject to the control of Employer's Board of Directors, for the supervision of all aspects of Employer's business and operations, and the discharge of such other duties and responsibilities to Employer as may from time to time be reasonably assigned to Employee by Employer's Board of Directors. Employee shall report to the Board of Directors of Employer. Employee shall devote Employee's best efforts to the affairs of Employer, serve faithfully and to the best of Employee's ability and devote all of Employee's working time and attention, knowledge, experience, energy and skill to the business of Employer, except that Employee may affiliate with professional associations, business and civic organizations. Employee shall serve on the Board of Directors of, or as an officer of Employer's affiliates, without additional compensation if requested to do so by the Board of Directors of Employer. Employee shall receive only the compensation and other benefits described in this Agreement for Employee's duties as a Director of Employer.

     3. Termination. Employee's employment by Employer shall be subject to termination as follows:

     (a) Expiration of the Term. This Agreement shall terminate automatically at the expiration of the Period of Employment unless the parties enter into a written agreement extending Employee's employment, except for the continuing obligations of the parties as specified hereunder.

     (b) Termination Upon Death. This Agreement shall terminate upon Employee's death. In the event this Agreement is terminated as a result of Employee's death, Employer shall continue payments of Employee's Base Salary for a period of 90 days following Employee's death to the beneficiary designated by Employee on the "Beneficiary Designation Form" attached to this Agreement as Appendix A. Employee's beneficiary shall be free to dispose of any restricted stock previously granted to Employee by Employer. Additionally, Employer shall treat as immediately exercisable all unexpired stock options held by Employee that are not exercisable or that have not been exercised, so as to permit the Beneficiary to purchase the balance of Community Bank System, Inc. ("CBSI") Stock not yet purchased pursuant to said options until the end of the exercise period provided in the original grant of the option right.

     (c) Termination Upon Disability. Employer may terminate this Agreement upon Employee's disability. For the purpose of this Agreement, Employee's inability to perform Employee's duties hereunder by reason of physical or mental illness or injury for a period of 26 successive weeks (the "Disability Period") shall constitute disability. The determination of disability shall be made by a physician selected by Employer and a physician selected by Employee; provided, however, that if the two physicians so selected shall disagree, the determination of disability shall be submitted to arbitration in accordance with the rules of the American Arbitration Association and the decision of the arbitrator shall be binding and conclusive on Employee and Employer. During the Disability Period, Employee shall be entitled to 100% of Employee's Base Salary otherwise payable during that period, reduced by any other benefits to which Employee may be entitled for the Disability Period on account of such disability (including, but not limited to, benefits provided under any disability insurance policy or program, worker's compensation law, or any other benefit program or arrangement). Upon termination pursuant to this disability provision, Employee shall be free to dispose of any restricted stock granted to Employee. Additionally, Employer shall treat as immediately exercisable all unexpired stock options held by Employee that are not exercisable or that have not been exercised, so as to permit the Employee to purchase the balance of CBSI Stock not yet purchased pursuant to said options until the end of the exercise period provided in the original grant of the option right.

     (d) Termination for Cause. Employer may terminate Employee's employment immediately for "cause" by written notice to Employee. For purposes of this Agreement, a termination shall be for "cause" if the termination results from any of the following events:

     (i) Material breach of this Agreement;

     (ii) Documented misconduct as an executive or director of Employer, or any subsidiary or affiliate of Employer for which Employee is performing services hereunder including, but not limited to, misappropriating any funds or property of any such company, or attempting to obtain any personal profit (x) from any transaction to which such company is a party or (y) from any transaction with any third party in which Employee has an interest which is adverse to the interest of any such company, unless, in either case, Employee shall have first obtained the written consent of the Board of Directors of Employer;

     (iii) Unreasonable neglect or refusal to perform the duties assigned to Employee under or pursuant to this Agreement, unless cured within 60 days;

     (iv) Conviction of a crime involving moral turpitude;

     (v) Adjudication as a bankrupt, which adjudication has not been contested in good faith, unless bankruptcy is caused directly by Employer's unexcused failure to perform its obligations under this Agreement;

     (vi) Documented failure to follow the reasonable, written instructions of the Board of Directors of Employer, provided that the instructions do not require Employee to engage in unlawful conduct; or

     (vii) Any documented violation of the rules or regulations of the Office of the Comptroller of the Currency or of any other regulatory agency. Notwithstanding any other term or provision of this Agreement to the contrary, if Employee's employment is terminated for cause, Employee shall forfeit all rights to payments and benefits otherwise provided pursuant to this Agreement; provided, however, that Base Salary shall be paid through the date of termination.

     (e) Termination For Reasons Other Than Cause. In the event Employer terminates Employee prior to December 31, 2002 for reasons other than cause, Employee shall be entitled to severance equal to the greater of (i) the sum of the annual Base Salary in effect at the time of termination and the most recent payment to Employee under the Management Incentive Plan, or (ii) amounts payable through the balance of the unexpired term of this Agreement.

     (f) Employer shall have the right of first refusal to purchase from Employee or Employee's estate, shares of CBSI stock acquired pursuant to the exercise of stock options after date of termination, in the event Employee or Employee's estate elects to dispose or transfer such acquired shares. Such right of first refusal shall expire ten years from the date of termination.

 4.    Fringe Benefits.

     (a) Benefit Plans. During the Period of Employment, Employee shall be eligible to participate in any employee pension benefit plans (as that term is defined under Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended), Employer-paid group life insurance plans, medical plans, dental plans, long-term disability plans, business travel insurance programs and other fringe benefit programs maintained by Employer for the benefit of its executive employees. Participation in any of Employer's benefit plans and programs shall be based on, and subject to satisfaction of, the eligibility requirements and other conditions of such plans and programs. Employer may require Employee to submit to an annual physical, to be performed by a physician of his own choosing. Employee shall be reimbursed for related expenses not covered by Employer's health insurance plan, or any other plan in which Employee is enrolled. Employee shall not be eligible to participate in Employer's Severance Pay Plan maintained for other employees not covered by employment agreements.

     (b) Expenses. Upon submission to Employer of vouchers or other required documentation, Employee shall be reimbursed for Employee's actual out-of-pocket travel and other expenses reasonably incurred and paid by Employee in connection with Employee's duties hereunder. Reimbursable expenses must be submitted to the Personnel Committee of Employer's Board of Directors for review on a quarterly basis.

     (c) Other Benefits. During the Period of Employment, Employee also shall be entitled to receive the following benefits:

     (i) Paid vacation of 4 weeks during each calendar year (with no carry over of unused vacation to a subsequent year) and any holidays that may be provided to all employees of Employer in accordance with Employer's holiday policy;

     (ii) Reasonable sick leave;

     (iii) Employer paid membership for Employee at the Century Club and the Onondaga Country Club, subject to nondeductible tax treatment by Employer or a reimbursement to Employee for taxes owed by Employee in connection with such benefit;

     (iv) The use of an Employer-owned automobile of Employee's choice, the purchase and replacement of which shall be subject to the approval of the Personnel Committee of the Board of Directors of Employer; and

     (v) Reimbursement of the purchase price of a car telephone and all Employer-related business charges incurred in connection with the use of such telephone.

     (d) Supplemental Retirement Benefits. The terms and conditions for the payment of Supplemental Retirement Benefits shall be set forth in a separate written agreement between the parties.

     5. Stock Options. Employer shall cause the Personnel Committee of the Board of Directors of Employer to review whether Employee should be granted options to purchase shares of common stock of Community Bank System, Inc. Such review may be conducted pursuant to the terms of the Community Bank System, Inc. 1994 Long-Term Incentive Compensation Program or independently, as the Personnel Committee shall determine. Reviews shall be conducted no less frequently than annually.

 6.    Change of Control.

     (a) If Employee's employment with Employer (as an employee) shall cease for any reason, including Employee's voluntary termination but not including
Employee's termination for "cause" (as described in paragraph 3(d)) within 2 years following a "Change of Control" that occurs during the Period of Employment, Employer shall:

     (i) Retain the services of Employee, on an independent contractor basis, as a consultant to Employer for a period of no less than 36 months at an annual consulting fee rate equal to the total of Employee's Base Salary in effect at the time of Employee's termination plus an amount equal to the Management Incentive paid to the Employee in the year previous to the "Change of Control";

     (ii) Provide Employee with fringe benefits, or the cash equivalent of such benefits, identical to those described in paragraph 4(a) for the period during which Employee is retained as a consultant pursuant to (i) above. To the extent the benefits provided to Employee in 6(a)(ii) above are deemed taxable benefits, Employer shall reimburse Employee for taxes owed by Employee on the benefits and tax reimbursement;

     (iii) Treat as immediately exercisable all unexpired stock options described in paragraph 5 that are not otherwise exercisable or that have not been exercised and permit Employee to dispose of any restricted stock granted to Employee; and

     (iv) Pay to Employee the difference between the total purchase price paid by Employee for the home owned by him in the Syracuse area and the proceeds of the sale of such home by Employee following the termination of his employment not later than December 31, 2004 if he elects to move outside of the metropolitan Syracuse area and he establishes to the satisfaction of the Board of Directors of Employer that he is unable despite reasonable efforts to sell the home within one year from the termination of his employment for a sum equal to the purchase price, or, in lieu thereof, Employer will purchase the home for a sum equal to the price Employee paid for it.

     (v) Subject to Employer's right to make the single lump sum payment described in paragraph 6(a)(vi) below, if any portion of the amounts paid to, or value received by, Employee following a "Change of Control" (whether paid or received pursuant to this paragraph 6 or otherwise) constitutes an "excess parachute payment" within the meaning of Internal Revenue Code Section 280G, then the parties shall negotiate a restructuring of payment dates and/or methods (but not payment amounts) to minimize or eliminate the application of Internal Revenue Code Section 280G. If an agreement to restructure payments cannot be reached within 60 days of the date the first payment is due under this paragraph 6, then payments shall be made without restructuring. Subject to paragraph 6(a)(vi), Employee shall be responsible for all taxes and penalties payable by Employee as a result of Employee's receipt of an "excess parachute payment."

     (vi) Notwithstanding the foregoing of this paragraph 6(a), the Board of Directors of Employer may elect, in its sole discretion, to pay all benefits due Employee pursuant to this paragraph 6 (except for the benefit set forth in paragraph 6(a)(iv) which shall continue pursuant to its terms) in a single lump sum payment within 90 days following a Change of Control and Employee's termination of employment with Employer. In the event a single lump sum payment is made pursuant to the foregoing sentence, the amount of the payment shall be increased to the extent necessary to hold Employee harmless from any tax liability attributable to such single lump sum payment.

     (b) As provided in paragraph 6(a) above, Employee may voluntarily terminate his employment with Employer within 2 years following a Change of Control, and receive all of the payments specified in 6(a) above. In the event of such a voluntary termination, the payments specified in paragraph 6(a)(i) shall be reduced by any non-Employer related wages or self-employment income derived (or, in the case of a single lump sum payment, reasonably expected to be derived) by Employee during the consulting period. (c) For purposes of paragraph 6, a "Change of Control" shall be deemed to have occurred if:

     (i) any "person,"  including a "group" as determined in accordance with the
Section 13(d)(3) of the Securities Exchange Act of 1934 ("Exchange Act"), is or becomes the beneficial owner, directly or indirectly, of securities of Employer representing 30% or more of the combined voting power of Employer's then outstanding securities;

     (ii) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination (a "Transaction"), the persons who were directors of Employer before the Transaction shall cease to constitute a majority of the Board of Directors of Employer or any successor to Employer;

     (iii) Employer is merged or consolidated with another corporation and as a result of the merger or consolidation less than 70% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of Employer, other than (A) affiliates within the meaning of the Exchange Act, or (B) any party to the merger or consolidation;

     (iv) a tender offer or exchange offer is made and consummated for the ownership of securities of Employer representing 30% or more of the combined voting power of Employer's then outstanding voting securities; or

     (v)  Employer  transfers   substantially  all  of  its  assets  to  another
corporation which is not controlled by Employer.

     7. Withholding. Employer shall deduct and withhold from compensation and benefits provided under this Agreement all necessary income and employment taxes and any other similar sums required by law to be withheld.

 8.    Covenants.

     (a) Confidentiality. Employee shall not, without the prior written consent of Employer, disclose or use in any way, either during his employment by Employer or thereafter, except as required in the course of his employment by Employer, any confidential business or technical information or trade secret acquired in the course of Employee's employment by Employer. Employee acknowledges and agrees that it would be difficult to fully compensate Employer for damages resulting from the breach or threatened breach of the foregoing provision and, accordingly, that Employer shall be entitled to temporary preliminary injunctions and permanent injunctions to enforce such provision. This provision with respect to injunctive relief shall not, however, diminish Employer's right to claim and recover damages. Employee covenants to use his best efforts to prevent the publication or disclosure of any trade secret or any confidential information concerning the business or finances of Employer or Employer's affiliates, or any of its or their dealings, transactions or affairs which may come to Employee's knowledge in the pursuance of his duties or employment.

     (b) No Competition. Employee's employment is subject to the condition that during the term of his employment hereunder and for the period specified in Paragraph 8(c) below, Employee shall not, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director, individual proprietor, lender, consultant or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of, any entity or business (a "Competitive Operation") which competes in the banking industry or with any other business conducted by Employer or by any group, affiliate, division or subsidiary of Employer, in the states of New York and Pennsylvania. Employee shall keep Employer fully advised as to any activity, interest, or investment Employee may have in any way related to the banking industry. It is understood and agreed that, for the purposes of the foregoing provisions of this paragraph, (i) no business shall be deemed to be a business conducted by Employer or any group, division, affiliate or subsidiary of Employer unless 5% or more of Employer's consolidated gross sales or operating revenues is derived from, or 5% or more of Employer's consolidated assets are devoted to, such business; (ii) no business conducted by any entity by which Employee is employed or in which he is interested or with which he is connected or associated shall be deemed competitive with any business conducted by Employer or any group, division or subsidiary of Employer unless it is one from which 2% or more of its consolidated gross sales or operating revenues is derived, or to which 2% or more of its consolidated assets are devoted; and
(iii) no business which is conducted by Employer at the Date of Termination and which subsequently is sold by Employer shall, after such sale, be deemed to be a Competitive Operation within the meaning of this paragraph. Ownership of not more than 5% of the voting stock of any publicly held corporation shall not constitute a violation of this paragraph.

     (c) Non-Competition Period. If Employee's employment with Employer shall cease for any reason during the Period of Employment as defined in Paragraph 1(a) of this Agreement, the "non-competition period" shall begin on the date of Employee's termination and end on the later of (i) the second anniversary of the date of Employee's termination, or (ii) December 31, 2002.

     (d) Certain Affiliates of Employer. It is understood that Employee may have access to technical knowledge, trade secrets and customer lists of affiliates of Employer or companies which Employer's parent may acquire in the future and may serve as a member of the board of directors or as an officer or employee of an affiliate of Employer. Employee covenants that he shall not, during the term of his employment by Employer or for the period specified in 8(c) above, in any way, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director, individual proprietor, lender, consultant or otherwise aid or assist anyone else in any business or operation which competes with or engages in the business of such an affiliate.

     (e) Termination of Payments. Upon the breach by Employee of any covenant under this paragraph 8, Employer may offset and/or recover from Employee immediately any and all severance benefits paid to Employee under paragraph 3(e) hereof in addition to any and all other remedies available to Employer under the law or in equity.

     (f) The non-competition provisions of paragraphs 8(b) and 8(c) shall not apply if Employee's employment ceases within the two-year period following a Change of Control within the meaning of paragraph 6.

     9. Notices. Any notice which may be given hereunder shall be sufficient if in writing and mailed by certified mail, return receipt requested, to Employee at his residence and to Employer at 5790 Widewaters Parkway, Dewitt, New York 13214, or at such other addresses as either Employee or Employer may, by similar notice, designate.

     10. Rules, Regulations and Policies. Employee shall abide by and comply with all of the rules, regulations, and policies of Employer, including without limitation Employer's policy of strict adherence to, and compliance with, any and all requirements of the banking, securities, and antitrust laws and regulations.

     11. No Prior Restrictions. Employee affirms and represents that Employee is under no obligations to any former employer or other third party which is in any way inconsistent with, or which imposes any restriction upon, the employment of Employee by Employer, or Employee's undertakings under this Agreement.

     12. Return of Employer's Property. After Employee has received notice of termination or at the end of the term hereof, whichever first occurs, Employee shall forthwith return to Employer all documents and other property in his possession belonging to Employer.

     13. Construction and Severability. The invalidity of any one or more provisions of this Agreement or any part thereof, all of which are inserted conditionally upon their being valid in law, shall not affect the validity of any other provisions to this Agreement; and in the event that one or more provisions contained herein shall be invalid, as determined by a court of competent jurisdiction, this instrument shall be construed as if such invalid provisions had not been inserted.

     14. Governing Law. This Agreement was executed and delivered in New York and shall be construed and governed in accordance with the laws of the State of New York.

     15. Assignability and Successors. This Agreement may not be assigned by Employee or Employer, except that this Agreement shall be binding upon and shall inure to the benefit of the successor of Employer through merger or corporate reorganization.

     16. Miscellaneous. This Agreement constitutes the entire understanding and agreement between the parties with respect to the subject matter hereof and shall supersede all prior understandings and agreements, including the January 1, 1997 version of this Agreement and an employment agreement made effective as of January 1, 1995. This Agreement cannot be amended, modified, or supplemented in any respect, except by a subsequent written agreement entered into by the parties hereto. The services to be performed by Employee are special and unique; it is agreed that any breach of this Agreement by Employee shall entitle Employer (or any successor or assigns of Employer) , in addition to any other legal remedies available to it, to apply to any court of competent jurisdiction to enjoin such breach. The provisions of paragraphs l(e), 6 and 8 hereof shall survive the termination of this Agreement.

     17. Counterparts. This Agreement may be executed in counterparts (each of which need not be executed by each of the parties), which together shall constitute one and the same instrument.

     18. Jurisdiction, Venue and Fees. The jurisdiction of any proceeding between the parties arising out of, or with respect to, this Agreement shall be in a court of competent jurisdiction in New York State, and venue shall be in Onondaga County. Each party shall be subject to the personal jurisdiction of the courts of New York State. If Employee is the prevailing party in a proceeding to collect payments due pursuant to this Agreement and prevails in collecting payments due in the proceeding or settlement of the proceeding, Employer shall reimburse Employee for reasonable attorneys' fees incurred by Employee in connection with such proceeding.

     The foregoing is established by the following signatures of the parties.

                                    COMMUNITY BANK SYSTEM, INC.


                                    By: /S/  James A. Gabriel
                                    -------------------------

                                    Its:  Chairman
                                    --------------


                                    COMMUNITY BANK, N.A.


                                    By: /s/  James A. Gabriel

                                    Its:  Chairman
                                    --------------


                                    /s/  SANFORD A. BELDEN
                                    ----------------------
                                         SANFORD A. BELDEN



                                         APPENDIX A

                          BENEFICIARY DESIGNATION FORM

     Pursuant to the Employment Agreement between (i) Community Bank System, Inc. and Community Bank, N.A., and (ii) Sanford A. Belden, dated as of January 1, 1997 ("Agreement"), I, Sanford A. Belden, hereby designate Elizabeth G. Belden, my wife as the beneficiary of amounts payable upon my death in accordance with paragraph 3(b) of the Agreement. My beneficiary's current address is 9 Lynacres Boulevard Fayetteville, NY 13066.


Dated: 3/19/97
       -------



/s/  Sanford A. Belden
----------------------
     Sanford A. Belden


/s/  Susan D. Abbott
----------------------
        Witness

                     SUPPLEMENTAL RETIREMENT PLAN AGREEMENT

     This sets forth an amendment and restatement of the Supplemental Retirement Plan Agreement made effective as of April 1, 1997 between (i) COMMUNITY BANK SYSTEM, INC., a Delaware corporation and registered bank holding company, and COMMUNITY BANK, N.A., a national banking association, both having offices located in Dewitt, New York (collectively, the "Employer"), and (ii) SANFORD A. BELDEN, an individual currently residing at 9 Lynacres Boulevard, Fayetteville, New York ("Employee"). This amended and restated agreement supersedes the original version of this agreement dated April 1, 1997, supersedes paragraph 6 of the employment agreement between the parties, effective as of January 1, 1995, and is entered into pursuant to paragraph 4(d) of the employment agreement between the parties, effective as of January 1, 1997 and as amended ("Employment Agreement"). This amended and restated Agreement is effective as of October 31, 1999.

     WITNESSETH IN CONSIDERATION of the promises and mutual agreements and covenants contained herein, and other good and valuable consideration, the parties agree as follows:


     1. Supplemental Retirement Benefit. (a) Employer shall pay Employee an annual supplemental retirement benefit equal to the product of (i) 5% times Employee's number of years of service, considering only the Employee's first 10 years of service, plus 2% times Employee's number of years of service in excess of ten years, times (ii) Employee's final average compensation, with the product of (i) times (ii) reduced by Employee's other retirement benefits.

     (b) For purposes of this paragraph 1, and subject to paragraph 2, "years of service" shall be credited to Employee in the same manner as years of service are credited to Employee under the Community Bank System, Inc. Pension Plan, as amended through December 31, 1994 ("Pension Plan"); and no more than 15 years of service will be taken into account under paragraphs 1 and 2.

     (c) For purposes of this paragraph 1, Employee's "final average compensation" shall be the annual average of Employee's Base Salary (as defined in the Employment Agreement) and cash bonus received during the five consecutive calendar years preceding Employee's termination.

     (d) For purposes of this paragraph 1, Employee's "other retirement benefits" shall mean the sum of

     (i) the annual benefit payable to Employee from the Pension Plan, plus

     (ii) the estimated annual benefit payable to Employee pursuant to the Federal Social Security Act, plus

     (iii) the annual benefit payable to Employee under the defined benefit pension plan maintained by Farm Credit (in which Employee was a participant prior to his employment with Employer), plus

     (iv) the annual benefit that could be provided by (A) Employer contributions (other than elective deferrals) made on Employee's behalf under the Community Bank System, Inc. Employee Savings and Retirement Plan, and under the Deferred Compensation Plan for Certain Executive Employees of Community Bank System, Inc., (B) First Bank System contributions (other than elective deferrals) made on Employee's behalf under the defined contribution plan maintained by First Bank System (in which Employee was a participant prior to his employment with Employer), and (C) earnings on contributions under (A) and
(B) at an assumed rate of 8% per year, if such contributions and earning were converted to a benefit payable at the same time and in the same form as the benefit paid under this paragraph 1, using the factors applied to determine actuarial equivalents under the Pension Plan at the time payments begin under this paragraph 1. As of the date of this Agreement, the aggregate amount of "other retirement benefits" is reflected on Appendix B to this Agreement.

     (e) For purposes of paragraph 1, Employee's Social Security Benefit ("Benefit") will be valued by the actual Benefit Employee receives or is qualified to receive at the time Employee elects to receive the supplemental retirement benefit, or if Employee has not yet qualified for the Benefit, the Benefit will be valued by the maximum benefit available to a then 62 year old individual.

     (f) For the purposes of paragraph 1, Employee's Pension Plan Benefit will be Employee's accrued benefit under the Plan, determined as of the date Employee elects to receive the supplemental retirement plan benefit, adjusted for the timing and form of benefit.

     (g) The supplemental retirement benefit described in paragraph 1 shall be payable commencing on the first day of the month following the later of (i) Employee's receipt of all payment due under the terms of his Employment Agreement, or (ii) termination of employment with Employer.

     (h) The supplemental retirement benefit described in this paragraph 1 shall be paid in the form of an actuarially reduced Joint and 50% Survivor benefit with Employee's spouse as survivor annuitant; provided however, that if Employee simultaneously commences receipt of Employer's Pension Plan benefit, then the benefit under this paragraph 1 shall be paid in the same form as Employee's Pension Plan Benefit. If Employee or his beneficiaries shall receive payment of Employee's benefit under the Pension Plan in a form other than a single life annuity for Employee's life and/or prior to Employee's attainment of age 65, the supplement retirement benefit under this paragraph 1 shall be converted to the same form of payment and/or subject to the same early retirement reduction, using the factors applied to determine actuarial equivalents and early retirement benefits under the Pension Plan at the time payments begin.

     (i) Employer shall establish a "grantor trust" (as that term is defined in Internal Revenue Code Section 671) to aid it in the accumulation and payment of the supplemental retirement benefit described in this paragraph 1; provided that the trust shall be established with the intention that the creation and funding of the trust shall not result in the recognition of gross income by Employee of any amount credited under the trust prior to the date the amount is paid or made available. Assets of the trust, and any other assets set aside by Employer to satisfy its obligations under this Agreement, shall remain at all times subject to the claims of Employer's general creditors. Employee and his beneficiaries shall not have any rights under this paragraph 1 that are senior to the claims of general unsecured creditors of Employer. Notwithstanding any other term or provision of this agreement or the trust, immediately prior to the effective date of a Change of Control (as defined in the Employment Agreement), Employer shall fully fund the trust (using the same actuarial assumptions used to establish funding in the Pension Plan) for all benefits earned pursuant to this Agreement through the effective date of the Change of Control.

     (j) The right to receive the supplemental retirement benefit described in this paragraph 1 shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance, nor subject to attachment, garnishment, levy, execution or other legal or equitable process for the debts, contracts or liabilities of Employee or his beneficiaries.

     2. Change of Control

     (a) If Employee's employment with Employer shall cease for any reason, including Employee's voluntary termination but not including Employee's termination for "cause", within 2 years following a "Change of Control", (as those quoted terms are defined in the Employment Agreement), Employer shall:

     (i) Credit Employee under this agreement with the greater of 3 years of service or the years of service Employee is retained as a consultant under the terms of paragraph 6 of the Employment Agreement for purposes of determining Employee's supplemental retirement benefit described in paragraph 1; and

     (ii) Credit Employee under this agreement with two additional years of service for purposes of determining Employee's supplemental retirement benefit described in paragraph 1.

     (b) Subject to paragraph 2(c) below, if any portion of the amounts paid to, or value received by, Employee following a "Change of Control" constitutes an "excess parachute payment" within the meaning of Internal Revenue Code Section 280G, then the parties shall negotiate a restructuring of payment dates and/or methods (but not payment amounts) to minimize or eliminate the application of Internal Revenue Code Section 280G. If an agreement to restructure payments cannot be reached within 60 days of the date the first payment is due under this Agreement, then payments shall be made without restructuring. Employee shall be responsible for all taxes and penalties payable by Employee as a result of Employee's receipt of an "excess parachute payment."

     (c) Notwithstanding the foregoing of this paragraph 2, if the Board of Directors of Employer elects to make a single lump sum payment to Employee pursuant to paragraph 6(a)(vi) of the Employment Agreement, Employer shall pay all benefits due Employee pursuant to this Agreement in an actuarial equivalent single lump sum payment within 90 days following a Change of Control and Employee's termination of employment with Employer. In the event a single lump sum payment is made pursuant to the foregoing sentence, the amount of the payment shall be increased to the extent necessary to hold Employee harmless from any tax liability attributable to such single lump sum payment.

     3. Construction and Severability. The invalidity of any one or more provisions of this Agreement or any part thereof, all of which are inserted conditionally upon their being valid in law, shall not affect the validity of any other provisions to this Agreement; and in the event that one or more provisions contained herein shall be invalid, as determined by a court of competent jurisdiction, this instrument shall be construed as if such invalid provisions had not been inserted.

     4. Governing Law. This Agreement was executed and delivered in New York and shall be construed and governed in accordance with the laws of the State of New York.

     5. Assignability and Successors. This Agreement may not be assigned by Employee or Employer, except that this Agreement shall be binding upon and shall inure to the benefit of the successor of Employer through merger or corporate reorganization.

     6. Miscellaneous. This Agreement constitutes the entire understanding and agreement between the parties with respect to the subject matter hereof and shall supersede all prior understandings and agreements, including the April 1, 1997 version of this Agreement and the employment agreement between Employer and Employee dated January 1, 1995. This Agreement cannot be amended, modified, or supplemented in any respect, except by a subsequent written agreement entered into by the parties hereto.

     7. Counterparts. This Agreement may be executed in counterparts (each of which need not be executed by each of the parties), which together shall constitute one and the same instrument.

     8. Jurisdiction, Venue and Fees. The jurisdiction of any proceeding between the parties arising out of, or with respect to, this Agreement shall be in a court of competent jurisdiction in New York State, and venue shall be in Onondaga County. Each party shall be subject to the personal jurisdiction of the courts of New York State. If Employee is a party in a proceeding to collect payments due pursuant to this Agreement and prevails in collecting payments due in the proceeding or settlement of the proceeding, Employer shall reimburse Employee for reasonable attorneys' fees incurred by Employee in connection with such proceeding.

     The foregoing is established by the following signatures of the parties.

                                    COMMUNITY BANK SYSTEM, INC.
                                    By: /S/  James A. Gabriel
                                    -------------------------

                                    Its:  Chairman
                                    --------------



                                    COMMUNITY BANK, N.A.
                                    By: /S/  James A. Gabriel
                                    -------------------------

                                    Its:  Chairman
                                    --------------


                                    /s/   SANFORD A. BELDEN
                                    -----------------------
                                          SANFORD A. BELDEN



                                  APPENDIX A


                          BENEFICIARY DESIGNATION FORM


     Pursuant to the Supplemental Retirement Agreement between (i) Community Bank System, Inc. and Community Bank, N.A., and (ii) Sanford A. Belden, dated as of April 1, 1997 and amended and restated as of October 1, 1999 ("Agreement"), I, Sanford A. Belden, hereby designate Elizabeth G. Belden, my wife, as the beneficiary of amounts payable upon my death in accordance with paragraph 1 of the Agreement. My beneficiary's current address is 9 Lynacres Boulevard, Fayetteville, New York.



Dated: 11/19/99                     /s/   Sanford A. Belden
                                    -----------------------
                                          Sanford A. Belden


                                    /s/ Donna P. VanAuken
                                       ---------------------
                                               Witness